INDEPENDENT AUDITOR’S REPORT

To the Shareholders and Board of Trustees

Prasad Growth Fund

Brecksville, Ohio

We have audited the accompanying statement of assets and liabilities of the Prasad Growth Fund, including the schedule of investments in securities, as of March 31, 2003, and the related statement of operations for the year then ended, the statement of changes in net assets and the financial highlights and related ratios/supplemental data for the year ended March 31, 2003.  These financial statements and financial highlights and related ratios/supplemental data are the responsibility of the fund’s management.  Our responsibility is to express an opinion on these financial statements and the financial highlights and related ratios/supplemental data based on our audit.  The financial highlights and related ratios/supplemental data for each of the four periods ended March 31, 2002 were audited by McCurdy & Associates CPA’s, Inc. whose auditors’ report, dated April 18, 2002, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights and related ratios/supplemental data are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  Our procedures included confirmation of securities owned as of March 31, 2003, by correspondence with the custodian and the application of alternative auditing procedures for unsettled security transactions.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights and related ratios/supplemental data referred to above present fairly, in all material respects, the financial position of the Prasad Growth Fund as of March 31, 2003, the results of its operations for the year then ended, the changes in its net assets, the financial highlights and related ratios/supplemental data for the period indicated, in conformity with auditing standards generally accepted in the United States of America.

/s/William A. Meyler, P.C.

Middletown, NJ

May  15, 2003